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                           Tri-Continental Corporation
                (Name of Registrant as Specified In Its Charter)


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

                           Tri-Continental Corporation
                         an investment you can live with

                                                                April 25, 2006

Dear Valued Stockholder:

We are sorry to have to write to you again, but as you may be aware, Tri-Continental Corporation has been aggressively targeted by a group of Hedge Funds who want to destroy this 77-year old closed-end fund in order to make a quick buck.

This is a fight we did not choose, but one we feel we must engage in fully to protect the long-term interests of our loyal stockholders. Unfortunately, this means that we have sent you several letters and maybe have even called you several times to encourage you to vote for your Board of Directors' recommendations.

You may have also received a mailing and even gotten a phone call from the Hedge Fund Group. Please be assured that, regardless of their stated objectives, they have no long-term interest in Tri-Continental, and their goal is to open-end or liquidate the Fund. This would allow them and their wealthy hedge fund investors to make a quick trading gain on the Tri-Continental stock they have acquired primarily over the past two years.

The Annual Meeting of Stockholders is being held on May 4, 2006, so hopefully this matter will be coming to a close shortly and we will not have to bother you any further.

We need your support to defeat this group of opportunists and maintain Tri-Continental and the integrity of Tri-Continental's Board of Directors. Please see the voting recommendations below, and complete and return the enclosed white proxy card.

      o Vote "FOR" the re-election of three experienced Directors: General John R. Galvin, Mr. William C. Morris, and Mr. Robert L. Shafer;

      o Vote "FOR" the ratification of the selection of Deloitte & Touche LLP as independent auditors of Tri-Continental for 2006; and

      o Vote "AGAINST" the proposal recommending that the Board take steps to provide for cumulative voting in the election of Directors of the Corporation.

We urge you to support Tri-Continental by completing, signing, and dating our enclosed White Proxy Card and promptly mailing it in the enclosed postage-paid envelope. Please do not sign or return the Gold proxy card sent to you by the Western Investment Hedge Fund Group or its associates.

If you have already returned a Gold Proxy Card from the Western Investment Hedge Fund Group and wish to vote according to the recommendations of your Board of Directors, please return a currently dated White Proxy Card.

Whether or not you plan to attend the Meeting, and regardless of the number of shares you own, we urge you to vote FOR your Board's nominees and AGAINST the cumulative voting proposal.

Sincerely,

/s/ William C. Morris                           /s/ Brian T. Zino

William C. Morris                               Brian T. Zino
Chairman                                        President